Exhibit (m.2)

SERVICES AGREEMENT

THIS AGREEMENT is made as of the ____ day of ____________________, 200__, by and between Frontegra Strategies, LLC, an Illinois limited liability company (“Fund Agent”) and ___________________________, a _________________ [corporation / limited liability company] (“Servicer”).

WHEREAS, Fund Agent is the principal distributor for the series or classes of shares set forth and identified in Exhibit A, as amended from time to time (collectively, the “Funds” and individually, a “Fund”); and

WHEREAS, Fund Agent and Servicer desire to facilitate the purchase and redemption of shares of the Funds which Servicer makes available to its customers (“Customers”) through one or more omnibus or NSCC Network accounts in one or more of the Funds (each, an “Account”) subject to the terms and conditions of this Agreement; and

WHEREAS, Servicer desires to provide certain record maintenance, shareholder communications, administrative and other related services as specified in Exhibit B and, if applicable, the distribution and related services set forth in Exhibit C (together, the “Services”) for its Customers who are beneficial or direct owners of shares of the Funds (“Shareholders”) on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties hereby agree as follows:

1.

Appointment of Servicer.  Subject to the terms and conditions hereof, Fund Agent appoints Servicer as a non-exclusive distributor of the Funds and Servicer accepts such appointment.

2.

Performance of Services.  Servicer shall perform the services specified in Exhibit B and, if applicable, Exhibit C, with respect to the shares of the Funds owned by its Customers and included in the Account.  The parties agree that Servicer may engage one or more subcontractors or agents (each, a “Sub-Designee”) to provide all or any portion of the Services, but no such engagement shall relieve Servicer of its duties, responsibilities, obligations, agreements or liabilities under this Agreement.

3.

The Accounts.

(a)

Each Account shall be opened following the Servicer’s satisfactory completion and transmission to the Fund’s Transfer Agent, U.S. Bancorp Fund Services, LLC (the “Transfer Agent”) of the appropriate information through the National Securities Clearing Corporation’s (“NSCC”) Fund/SERV system (“Fund/SERV”) necessary to establish a new Account and Transfer Agent’s receipt of such information.  For each Account, the Servicer represents, warrants and certifies that it is authorized to act for each Customer on whose behalf it is effecting transactions in the Account and that the Account information communicated to the Transfer Agent, including the taxpayer identification number, is correct.

(b)

The Transfer Agent or its designee shall designate each Account with an Account number, which shall be the means of identification when the parties are transacting in the Accounts.  The assets in the Accounts are assets of the Shareholders and are segregated from Servicer’s own assets.

(c)

Servicer agrees to provide Fund Agent with (i) reports of the sales (in shares and dollars) of each class of shares of each Fund by state or other jurisdiction of residence of the Shareholders and (ii) such other information as Fund Agent may reasonably request concerning the Shareholders as may be necessary or advisable to enable Fund Agent to comply with its applicable laws, including state “blue sky” laws relating to the sales of Fund shares.  Servicer further agrees that on a monthly basis it will provide Fund Agent with the number of Shareholders holding an interest in each Account.

(d)

Servicer shall not transmit any order for the purchase of shares on behalf of any underlying purchaser who (i) is not a resident of the United States or (ii) is a resident of another jurisdiction in which such shares are not qualified for sale.

4.

Pricing Information.  For each Fund, Fund Agent shall use its best efforts to furnish to Servicer prior to 6:00 p.m., Central Time, on each day that such Fund is open for business (a “Business Day”):  (i) the Fund’s closing net asset value for that day, and (ii) for those Funds for which such information is calculated, the daily accrual for interest rate factor (“mil rate”).  Such information shall be communicated via e-mail or such other indirect or direct systems as agreed to by the parties.

5.

Price Errors.

(a)

Notification.  In the event that an adjustment is required in accordance with a Fund’s then current policies on reimbursement to correct any error in the computation of the net asset value of Fund shares, Fund Agent shall notify Servicer as soon as practicable after learning of the error.  Notice may be made via e-mail or such other direct or indirect systems and shall state for each day for which an error occurred the incorrect price, the correct price and, to the extent communicated to the Fund’s other shareholders, the reason for the price change.

(b)

Underpayments.  If a price error causes an Account to receive less than the amount to which it would otherwise have been entitled, Fund Agent shall make all necessary adjustments, subject to the Fund’s then current policies on reimbursement, so that the Account receives the amount to which it would have been entitled.

(c)

Overpayments.  If a price error causes an Account to receive amounts in excess of amounts to which it otherwise would have been entitled, Servicer, upon the request of Fund Agent, shall use its best efforts to collect such excess amounts from the affected Shareholders.

6.

Transactions Through Fund/SERV.

(a)

Servicer agrees (i) to perform any and all duties, functions, procedures and responsibilities assigned to it by NSCC rules, procedures or other requirements relating to Fund/SERV (“NSCC Fund/SERV Rules”) in a competent manner; (ii) to maintain facilities, equipment and skilled personnel sufficient to perform the required activities; (iii) that any information provided through Fund/SERV pursuant to this Agreement will be accurate, complete, and in a format prescribed by NSCC; and (iv) to adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to, and the inputting of data into, Fund/SERV to persons specifically authorized.

(b)

On each Business Day, Servicer shall calculate all purchase and/or redemption orders (“Orders”) for shares of a Fund that it received prior to that day’s close of trading on the New York Stock Exchange (“NYSE”) (i.e., 3:00 p.m. Central Time, unless the NYSE closes earlier in which case such earlier time shall apply).  Servicer shall transmit such Orders to the Transfer Agent without modification (except for netting and/or aggregation) through Fund/SERV in the manner and within the timeframe permitted for such Orders by NSCC Fund/SERV Rules (such Orders are referred to as “Day 1 Trades”).  Any Orders received by Servicer at or after the close of trading on a Business Day shall be transmitted by Servicer to the Transfer Agent through Fund/SERV in the manner and within the timeframe permitted for such Orders by NSCC Fund/SERV Rules (such Orders are referred to as “Day 2 Trades”).

(c)

All Orders are subject to acceptance by the Transfer Agent and become effective only upon confirmation by the Transfer Agent.  Provided the Orders are accepted, the Transfer Agent will effect changes in its records upon receipt of the Orders from Servicer through Fund/SERV.

(d)

Day 1 Trades will be effected at the net asset value of each Fund’s shares calculated as of the close of trading on the NYSE on that day, provided such trades are transmitted through Fund/SERV as specified above.  Day 2 Trades will be effected at the net asset value of each Fund’s shares calculated as of the close of trading on the NYSE on Day 2, provided such trades are transmitted through Fund/SERV as provided above.

7.

Settlement of Transactions.  All trades placed through Fund/SERV and confirmed by the Transfer Agent via Fund/SERV shall settle in accordance with Funds’ profile within Fund/SERV applicable to Servicer.

8.

Manual Transactions.  In the event that there are technical problems with the Fund/SERV System or the parties are not able to transmit or receive information through Fund/SERV, the following provisions shall apply:

(a)

Purchase and Redemption Orders.  On each Business Day, Servicer shall calculate the net purchase and redemption Orders accepted by Servicer for shares of a Fund that it received prior to the close of that day’s trading on the NYSE and shall communicate to Fund Agent or its designee the net purchase or redemption Order (if any)

for each Account for such Business Day (which is also the Trade Date).  This communication shall be by facsimile or by such other means as the parties may agree to in writing and shall be received by Fund Agent or its designee prior to 7:45 a.m., Central Time, on the next Business Day following the Trade Date.  All trades communicated to Fund Agent by this deadline shall be treated as if they were received by Fund Agent prior to the close of trading on the Trade Date.  Orders received after the close of that day’s trading on the NYSE shall be communicated by Servicer to Fund Agent prior to 7:45 a.m., Central time, on the next Business Day following the Trade Date.

(b)

Settlement of Transactions.

(i)

Purchases.  Fund Agent shall provide to Servicer written purchase instructions for wire transfers to the custodian for the applicable Funds.  Servicer shall wire the purchase price for each purchase order in accordance with said instructions so that the funds are received by the applicable Fund’s custodian by no later than close of business on the next Business Day following the Trade Date and Servicer shall use its best efforts so that such funds or a Federal Funds wire system reference number are provided to Fund Agent by 10:30 a.m., Central Time.  Servicer agrees that if it or its Sub-Designee fails to provide funds to the Funds’ custodian as set forth above, then, at the option of Fund Agent, (A) the transaction may be cancelled, or (B) the transaction may be processed at the next-determined net asset value for the applicable Fund after purchase order funds are received.  In such event, Servicer shall indemnify and hold harmless Fund Agent and the Funds from any liabilities, costs and damages any may suffer as a result of such failure to provide funds in accordance with such deadline.

(ii)

Redemptions.  Fund Agent shall use its best efforts to cause the Funds to transmit by wire transfer on the Business Day immediately following the Trade Date, to such account as Servicer shall direct in writing, the proceeds of all redemption orders placed by Servicer no later than the close of business on the Business Day immediately following the Trade Date.  Should Fund Agent need to extend the settlement on a trade, it shall contact Servicer to discuss the extension; provided, however, that any such extension shall not relieve Fund Agent of its settlement obligations under applicable law.  For purposes of determining the length of settlement, Shareholders holding shares in the Accounts shall be treated no less favorably than other shareholders of the Funds.

9.

Account Activity and Distribution Information.

(a)

Fund Agent will provide or cause to be provided to Servicer (i) confirmations of Account activity within five Business Days after each day on which a purchase or redemption of Fund shares is effected for an Account, and (ii) such other information as reasonably requested by Servicer.  At such time as transactional information is transmitted by Servicer through Fund/SERV and Fund Agent is able to receive it, Fund Agent shall provide, or shall cause to be provided, confirmations of Account activity through Fund/SERV on each Business Day as a purchase or redemption of Fund shares is effected for an Account.

(b)

As to each Fund, Fund Agent shall provide Servicer with all distribution announcement information as soon as it is publicly announced by each Fund.  The distribution information shall set forth ex-dates, record date, payable date, distribution rate per share, and such other information reasonably requested by Servicer.

(c)

Unless otherwise requested by Servicer, all dividends and capital gains distributions shall automatically be reinvested on the payable date at net asset value in accordance with each Fund’s then current prospectus.

10.

Proxies.  For those accounts that are omnibus and/or network level 3, Servicer shall, at its expense, distribute or arrange for the distribution of, all proxy material furnished by Fund Agent or the Funds to each Shareholder and, if applicable, will vote the shares as directed by the Shareholder.  Servicer and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of such proxies.

11.

Customer Communications.  For those accounts that are omnibus and/or network level 3, Fund Agent shall, as applicable, provide in bulk to Servicer or its authorized representative, at a single address, the following shareholder communication materials prepared for circulation to shareholders of record of a Fund in quantities requested by Servicer which are sufficient to allow mailing thereof by Servicer and, to the extent required by applicable law, to all Shareholders:  proxy or information statements, annual reports, semi-annual reports, and all updated prospectuses, supplements and amendments thereof.  Neither Fund Agent nor the Funds shall be responsible for the costs of distributing such materials to the Shareholders.

12.

Shareholder Information.

(a)

Agreement to Provide Information.  Servicer agrees to provide the Fund, upon written request, the taxpayer identification number (“TIN”), the individual taxpayer identification number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Shareholders of the Account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or Account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of shares of the Funds held through an Account maintained by the Servicer during the period covered by the request.

(b)

Period Covered by Request.  Requests must set forth a specific period, not to exceed 90 days from the date of the request, for which transaction information is sought.  The Fund may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

(c)

Form and Timing of Response.

(i)

Servicer agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in 13(a) above.  If requested by the Fund or its designee, Servicer agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in 13(a) is itself a financial intermediary (“indirect intermediary”) and, upon further request of the Fund or its designee, promptly either (a) provide (or arrange to have provided) the information set forth in 13(a) for those shareholders who hold an account with an indirect intermediary or (b) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund.  Servicer additionally agrees to inform the Fund whether it plans to perform (a) or (b).

(ii)

Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

(iii)

To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

(d)

Limitations on Use of Information.  Fund Agent agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Servicer.

13.

Agreement to Restrict Trading.  Servicer agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of shares by a Shareholder who has been identified by the Fund as having engaged in transactions of the Fund’s shares (directly or indirectly through the Servicer’s account) that violate policies established or utilized by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

(a)

Form of Instructions.  Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed.  If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(b)

Timing of Response.  Servicer agrees to execute instructions from the Fund to restrict or prohibit trading as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Servicer.

(c)

Confirmation by Servicer.  Servicer must provide written confirmation to the Fund that instructions from the Fund to restrict or prohibit trading have been executed.  Servicer agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

14.

Confidentiality/Proprietary Information.  Each party acknowledges and agrees that any and all technical or business information, including without limitation financial information, business and marketing strategies and plans, that is disclosed to the other party or is otherwise obtained by such party or its affiliates or agents during the term of this Agreement (the “Proprietary Information”) constitutes the valuable property of the other party.  Each party agrees that should it come into possession of Proprietary Information of the other party, it will use its best efforts to hold such information in confidence and shall refrain from using, disclosing or distributing any such information except (i) as may be necessary in the ordinary course of performing the Services and transactions contemplated by this Agreement; (ii) with the written consent of the other party; or (iii) as required by law or judicial process.  Proprietary Information shall not include information that a party to this Agreement can clearly establish was (i) known to it prior to the date of this Agreement; (ii) rightfully acquired by it from a third party whom it reasonably believes was not under an obligation of confidentiality to the other party to this Agreement; (iii) placed in public domain without its fault or the fault of its affiliates; or (iv) independently developed by the party without reference or reliance upon Proprietary Information.  The provisions of this section shall survive termination of this Agreement.

15.

Privacy.  The parties hereto acknowledge that any nonpublic personal information of customers, as said terms are defined by applicable law or regulation promulgated under Title V of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”), will be disclosed or utilized solely to carry out the terms of this Agreement or pursuant to an exception contained in any applicable law or regulation promulgated under the GLB Act.

16.

Compliance with Prospectus Procedures; Distribution of Information.  Servicer agrees to comply with the rules, policies and procedures relating to the purchase, redemption and exchange of shares of the Funds as described in the Prospectus and Statement of Additional Information (“SAI”) then in effect.  Servicer shall not make any written representation regarding any Fund or Fund Agent without the prior written consent of Fund Agent except as follows:

(a)

Servicer may refer to any Fund as part of a list of mutual funds available to its Customers; and

(b)

Servicer may disclose any fact or make reference to information concerning any Fund that is contained in and accurately derived from the Fund’s current Prospectus or SAI, sales literature generated or approved by Fund Agent or information provided by Fund Agent to Servicer, as applicable.

17.

Advertising and Marketing Materials.  Servicer acknowledges and agrees that Fund Agent, each Fund, and any party controlling, controlled by or under common control with Fund Agent or the Funds shall not be responsible for (i) any information contained in any advertising or marketing materials prepared by Servicer, except for information provided in writing by Fund Agent and/or the Funds specifically for that purpose; or (ii) the compliance or failure to comply by Servicer or its agents with any applicable federal or state law or any rule or regulation of any administrative or self-regulatory organization with jurisdiction over Servicer or any such agent, except to the extent that Servicer’s or such agent’s failure to comply with any such law, rule or regulation is caused by Fund Agent, or the Funds’ failure to comply with any applicable law, rule or regulation or its breach of this Agreement.

18.

Compliance with Rule 12b-1 Distribution Plan and Laws.  Certain of the Funds may have adopted or may, in the future, adopt a plan (the “12b-1 Plan”) pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended.  To the extent Servicer provides services under the terms of the 12b-1 Plan, the following shall apply.

(a)

Fund Agent and Servicer shall comply with the 12b-1 Plan, and all laws, rules and regulations applicable to them in connection with the performance of each of their respective obligations under this Agreement or applicable to the performance of each of their respective businesses, including the requirements of the USA Patriot Act of 2001 (the “AML Act”) to adopt compliance programs to guard against money laundering.

(b)

Fund Agent and Servicer agree to comply with the NASD Conduct Rules, including, without limitation, NASD Rule 2830, in connection with offers and sales of shares of the Funds to Customers.  In furtherance of the foregoing, Servicer specifically agrees not to withhold any Customer’s order for shares of a Fund so as to profit as a result of such withholding; not to purchase any shares of a Fund except for the purpose of covering purchase orders previously received from Customers; and to transmit promptly payments received from Customers for the purchase of shares of a Fund.  Fund Agent and Servicer agree that there is not any agreement or understanding under which any transactions in portfolio securities for the Funds (or related commissions, markups or other remuneration) are directed to Servicer in consideration for its promotion or sale of shares of the Funds.  Servicer agrees not to favor or disfavor the sale or distribution of Fund shares on the basis of brokerage commissions received or expected from any source, and not to demand or require brokerage commissions or solicit a promise of such commissions as a condition to the sale or distribution of Fund shares.  Fund Agent will not offer or promise to Servicer brokerage commissions from any source as a condition to the sale or distribution of Fund shares, and Fund Agent will not request or arrange for the direction to Servicer of a specific amount or percentage of brokerage commissions conditioned upon Servicer’s sales or promise of sales of Fund shares.  Fund Agent and Servicer agree that the provisions contained above do not prohibit Servicer from executing portfolio transactions for the Funds.  If Servicer receives any special cash compensation or non-cash compensation from Fund Agent relating to the Funds, Servicer agrees to disclose such compensation to its Customers to the extent required by applicable law.

(c)

Servicer will furnish Fund Agent with such information as shall reasonably be requested by the board of directors of the Fund with respect to the 12b-1 distribution fees.

19.

Indemnification.

(a)

Servicer.  Servicer shall indemnify, defend and hold harmless Fund Agent and each Fund and each of their affiliates, directors, managers, officers, employees and agents and each person who controls them within the meaning of the Securities Act of 1933, as amended (the “1933 Act”), from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) they incur (“Losses”) relating to, arising out of or based upon (i) the provision of Services by Servicer or its Sub-Designee; (ii) Servicer’s or its Sub-Designee’s negligence, willful misconduct or violation of applicable law in the performance of its duties and obligations under this Agreement; (iii) any breach by Servicer or its Sub-Designee of any material provision of this Agreement; (iv) any material breach by Servicer or its Sub-Designee of a representation, warranty or covenant made by it in this Agreement; and (v) any statement or representation or omission of material fact that Servicer or its officers, directors, employees or agents make concerning any Fund or Fund Agent that is inconsistent with or not included in a Fund’s current Prospectus, SAI, periodic reports to shareholders, proxy statements or other material Fund Agent has provided in writing to Servicer.

(b)

Fund Agent.  Fund Agent shall indemnify, defend and hold harmless Servicer and each of its affiliates, directors, managers, officers, employees and agents and each person who controls them within the meaning of the 1933 Act from and against any and all Losses relating to, arising out of or based upon (i) Fund Agent’s negligence, willful misconduct or violation of applicable law in the performance of its duties and obligations under this Agreement; (ii) any breach by Fund Agent of any material provision of this Agreement; (iii) any material breach by Fund Agent of a representation, warranty or covenant made by it in this Agreement; and (iv) any untrue statement of any material fact contained in the Prospectus or SAI of any Fund or any promotional material or other information furnished by Fund Agent to Servicer, in writing, for distribution to the Shareholders.

20.

Fees.

(a)

To the extent Servicer provides services under the 12b-1 Plan as set forth in Exhibit C, Fund Agent, for and on behalf of the Funds, shall calculate and pay to Servicer the 12b-1 distribution fee set forth in Exhibit D.  Fund Agent reserves the right to increase, decrease or discontinue the fee at any time in its sole discretion upon written notice to Servicer.

(b)

In consideration for the recordkeeping and other administrative services to be provided by Servicer to Fund Agent pursuant to this Agreement, Fund Agent, for and on behalf of the Funds, shall calculate and pay to Servicer the fee set forth in Exhibit D.

(c)

All fees paid by Fund Agent under this Agreement shall be considered final unless disputed by Servicer within 60 days of receipt.

21.

Representations and Warranties.

(a)

Fund Agent.  Fund Agent represents and warrants that:

(i)

it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement and the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement;

(ii)

this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms;

(iii)

no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

(iv)

the execution, performance and delivery of this Agreement by Fund Agent will not result in it violating any applicable law or breaching or otherwise impairing any of its contractual obligations; and

(v)

the Funds are, and shall be, portfolios of an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and Fund shares sold by the Funds are, and shall be, registered under the 1933 Act, in each case, except to the extent the Servicer is so notified in writing.

(b)

Servicer.  Servicer hereby represents and warrants to Fund Agent that:

(i)

it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement and the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement;

(ii)

this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms;

(iii)

no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

(iv)

the execution, performance and delivery of this Agreement by Servicer will not result in it violating any applicable law or breaching or otherwise impairing any of its contractual obligations;

(v)

the arrangements provided for in this Agreement will be disclosed to its Customers;

(vi)

it and each Sub-Designee is not and will not be a “fiduciary” with respect to the provisions of the Services for any defined contribution plan or other retirement plan (“Plan”) as such term is defined in Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”);

(vii)

the receipt of the fees described in Exhibit D by Servicer or any Sub-Designee and the provision of the Services to the Plans and/or Plan participants under this Agreement by Servicer or any Sub-Designee does not and will not constitute a non-exempt “prohibited transaction” as such term is defined in Section 406 of ERISA and Section 4975 of the Code;

(viii)

it and each Sub-Designee is registered as  a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and any applicable state securities laws, including any laws applicable as a result of entering into and performing the Services set forth in this Agreement, or is not required to be so registered; and

(ix)

it and each Sub-Designee is in compliance with and will continue to comply with the AML Act and applicable anti-money laundering rules of self regulatory organizations in all relevant respects, or it is not so required to comply.

22.

Effective Date.  This Agreement shall become effective on the date indicated above and shall continue in full force and effect until terminated as set forth below.

23.

Termination.

(a)

Any party may terminate this Agreement by providing 60 days’ written notice to the other party.

(b)

This Agreement may be terminated at any time, without payment of a penalty, by (i) vote of a majority of the Fund’s disinterested directors, or (ii) vote of a majority of the Fund’s shareholders, on 60 days written notice to Servicer.

(c)

Notwithstanding the foregoing, this Agreement may be terminated by any party (i) at any time by giving 15 days’ written notice to the other party in the event of a material breach of this Agreement, and (ii) at any time by giving written notice to the other party at such time as Servicer or the Funds ceases to participate in the Fund/SERV system.

(d)

This Agreement will automatically terminate (i) in the event of its assignment; or (ii) if the distribution agreement between the Fund Agent and the Fund is terminated.

(e)

If Servicer provides any services under the 12b-1 Plan as set forth in Exhibit C, this Agreement will automatically terminate if the 12b-1 Plan is terminated by the Fund’s Board.

24.

Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois, exclusive of conflict of laws.

25.

Amendment and Waiver.  This Agreement may be amended only by writing, executed by both parties.  Notwithstanding the foregoing, the parties agree that Fund Agent may unilaterally amend Exhibit A for the purpose of adding and/or removing any investment companies, or series thereof, as Funds by sending Servicer a written notice indicating the revisions to Exhibit A and the fees to be paid to Servicer with respect to the Services provided in connection with any such new funds.  No waiver of any provision of this Agreement will be binding unless in writing and executed by the party granting such waiver.  Any valid waiver of a provision set forth herein shall not constitute a waiver of any other provision of this Agreement.  In addition, any such waiver shall constitute a present waiver of such provisions and shall not constitute a permanent future waiver of such provision.

26.

Entire Agreement.  This Agreement contains the full and complete understanding between the parties with respect to the transactions covered and contemplated hereunder, and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof, whether oral or written, express or implied. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

27.

Relationship of Parties.  All Services performed hereunder by Servicer shall be as an independent contractor and not as an employee or agent of Fund Agent or the Funds, and none of the parties shall hold itself out as an agent of the other party.  Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and among Servicer and Fund Agent.

28.

Operations of Funds.  In no way shall the provisions of this Agreement limit the authority of any Fund or Fund Agent to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of such Fund and sale of its shares.

29.

Fund Listings.  Servicer agrees that all materials prepared by it, its Sub-Designee or its agent which contain a listing of any of the Funds set forth in Exhibit A, including, but not limited to, marketing materials, websites and informational documents, shall list the Funds by the names as they appear in Exhibit A or as requested in writing by Fund Agent.

30.

Notices.  Except for those communications relating to processing fund transactions as previously set forth herein, all notices hereunder shall be deemed to have been duly given if sent by first-class mail or by overnight delivery (postage prepaid) to the respective parties as follows:

If to Fund Agent:

Frontegra Strategies, LLC

400 Skokie Boulevard, Suite 500

Northbrook, Illinois  60062

Attn:_______________

If to Servicer:

____________________________

____________________________

____________________________

Either party may change its address for notice purposes by notifying the other party in writing of the new address.

31.

Expenses.  All expenses incident to the performance by each party of its respective duties under this Agreement shall be paid by that party.

32.

Non-Exclusivity.  Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

FRONTEGRA STRATEGIES, LLC
“SERVICER”

By:	By:

Printed Name:	Printed Name:

Title:	Title:

EXHIBIT A

LIST OF PARTICIPATING FUNDS

Fund Name	Class	Ticker	Date Included

A-1

EXHIBIT B

ADMINISTRATIVE SERVICES

Servicer and/or its Sub-Designee shall perform the following services for the Funds.  Such services shall be the responsibility of Servicer and shall not be the responsibility of Fund Agent or any Fund.

1.

To facilitate the beneficial ownership of shares of any Fund, Servicer shall provide or arrange to provide adequate facilities and procedures to:  (a) establish and maintain Fund investments on behalf of Shareholders within accounts on Servicer’s transaction processing and recordkeeping system, and (b) access Shareholders’ current Fund information including, but not limited to, share balances, dividend information and transaction history.

2.

Servicer shall support service inquiries from Shareholders maintaining accounts with Servicer.

3.

Servicer’s transaction processing system shall enable Shareholders to purchase, redeem and exchange shares of Funds available through Servicer.  If Servicer has established omnibus accounts, Servicer shall facilitate the settlement of Shareholder transactions in each Fund.

4.

Servicer shall maintain all records required under, and in accordance with, applicable law for each Shareholder holding shares of any Fund in a Servicer account and for each Fund, which records shall, without limitation include:

(a)

number of shares;

(b)

date and price of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;

(c)

name and address of each Shareholder, including zip codes and tax identification numbers;

(d)

records of distributions and dividend payments;

(e)

any transfers of shares; and

(f)

such other records relating to Shareholders as may be required by applicable law.

5.

In the event that the parties have executed and agreed to be bound by the terms of the Investment Company Institute’s Standard Networking Agreement (the “NSCC Agreement”) and have filed executed copies thereof with the NSCC, recordkeeping and other administrative services to Shareholders specified in the NSCC Agreement shall be the responsibility of Servicer and shall not be the responsibility of Fund Agent, the Transfer Agent or any Fund.  Neither Fund Agent or any Fund shall maintain separate accounts or records for Shareholders.  Servicer shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services and in making shares of the Funds available to Shareholders.

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6.

Servicer shall, in accordance with applicable law:

(a)

mail Fund prospectuses, statements of additional information, and any supplements thereto, upon Customer request to the extent such materials are provided by Fund Agent or its affiliates to Servicer;

(b)

respond to Shareholder inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates; and

(c)

mail certain Fund-related materials such as updated prospectuses, annual and semi-annual reports, proxy statements, and other appropriate shareholder communications to Shareholders to the extent such materials are provided by Fund Agent or its affiliates to Servicer.

7.

With respect to each Shareholder’s ownership of, or transactions with respect to, any Fund, Servicer shall prepare and file with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting, among other things, (a) dividends and other distributions made, (b) amounts withheld in dividends and other distributions and payments under applicable laws, and (c) gross proceeds of sales transactions as required.

8.

Servicer shall use reasonable due diligence to ensure that the purchase of Shares of a Fund by Customers pursuant to this Agreement are in accordance with the terms of the applicable Fund prospectus, including the minimum investment applicable to each Fund.

9.

With respect to each Shareholder holding any Fund investment through Servicer, Servicer shall deliver or cause to be delivered to such Shareholder monthly statements when there has been activity in such Shareholder’s account during such month, or quarterly statements during periods when there has been no monthly account activity.  Statements shall include transaction detail for the statement period for each Fund in which shares were purchased, redeemed or exchanged, and a summary of the number of Fund shares owned and share value thereof as of the statement date to the extent such value is provided by the Fund.

10.

Servicer shall generate a written confirmation of each purchase, redemption and exchange transaction affecting each Shareholder’s Fund investments held through Servicer and such confirmation shall be distributed to Shareholders through or on behalf of Servicer.

11.

In the event cash dividends are received by the Servicer for payment to Shareholders, Servicer shall distribute to Shareholders all such dividends in a timely manner and shall be solely responsible for any liabilities arising from dividend payments reported by a Shareholder as lost, stolen, materially altered or forged.

12.

Subsequent to any Shareholder’s acquisition of shares of a Fund by purchase or exchange, Servicer shall provide to such Shareholder a confirming prospectus for such Fund to the extent such prospectus is required under applicable law with respect to such acquisition.  Fund Agent or its affiliates shall supply, at its own expense, to Servicer such number of prospectuses as are reasonably requested by Servicer to comply with such requirement.

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EXHIBIT C

12B-1 RELATED SERVICES

Servicer and/or its Sub-Designee shall perform the following services for Class Y shares of the Funds pursuant to the 12b-1 Plan:

1.

Distribution of Fund shares to Customers

2.

Printing and distribution of advertising material

3.

Printing and distribution of sales literature

4.

Other promotional activities upon request of the Fund Agent

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EXHIBIT D

FEES

1.

Recordkeeping and Administrative Services Fees [if applicable]

With respect to Services set forth in Exhibit B, Fund Agent, or its designee, agrees to pay Servicer an annual fee of ___% of the average aggregate daily net asset value of Fund shares held by Customers.  Such fee shall be paid quarterly, in arrears.

2.

12b-1 Distribution Related Fees [if applicable]

With respect to services set forth in Exhibit C, Fund Agent, or its designee, agrees to pay Servicer an annual fee of ___% of the average aggregate daily net asset value of Fund shares held by Customers.  Such fee shall be paid quarterly, in arrears.

The 12b-1 distribution fee described above is subject to termination in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended from time to time.

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